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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               FORM 8-K EQUIVALENT

                                 CURRENT REPORT

         Date of Report (Date of Earliest Event Reported): May 27, 2005

                              BIRDS EYE FOODS, INC.
               (Exact Name of Registrant as Specified in Charter)

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
              Delaware                                                                16-0845824
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(State or other jurisdiction of incorporation) (Commission File Number)     (IRS Employer Identification Number)
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     90 Linden Oaks, PO Box 20670, Rochester, New York            14602-0670
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          (Address of Principal Executive Offices)                (Zip Code)

        Registrant's Telephone Number Including Area Code: (585) 383-1850


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


    o This Form 8-K Equivalent is only being filed pursuant to a requirement contained in the indenture governing Birds Eye Foods, Inc.'s 11 7/8 Percent
                      Senior Subordinated Notes Due 2008.





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Item 1.01 Entry into a Material Definitive Agreement.

Effective May 27, 2005, Birds Eye Foods, Inc. entered into a Third Amendment to the Credit Agreement, dated as of August 19, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Birds Eye Foods, Inc., a Delaware corporation (formerly Agrilink Foods, Inc.), Birds Eye Holdings, Inc. (formerly Agrilink Holdings, Inc.), the lenders and other agents from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

The Third Amendment to the Credit Agreement, among other things, eliminates the consolidated senior leverage ratio financial covenant and tightens the consolidated leverage ratio for the periods ending March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005 by 25 basis points. In addition, the amendment permits the use of revolving loans under the Credit Agreement to finance acquisitions if, after giving effect to the acquisition(s), the pro forma consolidated senior leverage ratio is less than or equal to 3.5 to 1.0.







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                                   SIGNATURES

         The Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         BIRDS EYE FOODS, INC.



Date:    May 27, 2005             By:   /s/ Earl L. Powers
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                                        Earl L. Powers,
                                        Executive Vice President and
                                        Chief Financial Officer and Secretary
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)